                                   Proxy Statement
                          Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934 (Amendment No.)

    Filed by the Registrant [x]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [x]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              OMEGA ENVIRONMENTAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

    Payment of Filing Fee (Check the appropriate box):

    [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 ;*

            -------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

            *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            -------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
         3) Filing Party:


            -------------------------------------------------------------------
         4) Date Filed:

            -------------------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON SEPTEMBER 26, 1996




TO THE SHAREHOLDERS:

    The Annual Meeting of the Shareholders of OMEGA ENVIRONMENTAL, INC. will be held at the Monte Villa Farmhouse, 300 Monte Villa Parkway, Bothell, Washington on Thursday, September 26, 1996 at 9:00 a.m. Pacific Time for the following purpose:

    (1) To elect six members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualify.
    (2)  To consider a proposal to amend the Company's 1990 Stock Option
         Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 to 5,000,000 shares.
    (3) To consider a proposal to increase the authorized number of shares of the Company's $0.0025 par value Common Stock from 60,000,000 shares to 100,000,000 shares.
    (4)  To consider a proposal to change the Company's name to Omega
         America, Inc.
    (5) To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.
    The Board of Directors has fixed the close of business on August 8, 1996, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. For ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose germane to the Meeting during ordinary business hours at the Company's executive office, located at 19805 North Creek Parkway, Bothell, Washington.

    All shareholders are invited to attend the Meeting in person.

                                  By Order of the Board of Directors


                                  /s/ Louis J. Tedesco
                                  Chairman of the Board

Bothell, Washington
August 15, 1996


     ----------------------------------------------------------------------
                                      IMPORTANT
    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
     ----------------------------------------------------------------------

                                   PROXY STATEMENT

                    INFORMATION CONCERNING SOLICITATION AND VOTING


    The enclosed proxy is solicited by and on behalf of the Board of Directors of Omega Environmental, Inc. ("Omega" or the "Company") in connection with the Annual Meeting of Shareholders to be held on September 26, 1996 at the Monte Villa Farmhouse, 300 Monte Villa Parkway, Bothell, Washington at 9:00 a.m. Pacific Time.

    Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals therein.

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation of material to beneficial owners of stock. In addition to use of the mails, directors, officers, regular employees and certain shareholders of the Company may solicit proxies personally, by telephone or by telefax. The Company has retained McCormick & Pryor, Ltd. to solicit proxies for this Meeting. Compensation for its services is not expected to exceed $3,500.

    The Company's executive offices are located at 19805 North Creek Parkway, Bothell, Washington, telephone number (206) 486-4800. The Company's mailing address is P. O. Box 3005, Bothell, Washington 98041-3005. It is expected that this Proxy Statement and accompanying Proxy will first be mailed to shareholders on or before August 16, 1996.

SHAREHOLDERS' VOTING RIGHTS

    Only holders of record of the Company's Common Stock ($0.0025 par value), at the close of business on August 8, 1996 will be entitled to notice of, and to vote at, the Annual Meeting. There were 43,240,971 shares of Common Stock outstanding on August 8, 1996. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The holders of 10 shares of Series A Convertible Redeemable Preferred Stock and 500 shares of Series B Convertible Redeemable Preferred Stock (collectively "Preferred Stock") have the right to vote, together with the holders of all the outstanding shares of Common Stock, on all matters on which holders of Common Stock have the right to vote as a single class. The holders of shares of Preferred Stock shall have the right to cast one vote for each share of Common Stock into which each share of Preferred Stock held by them is then convertible. The number of shares of Common Stock to be issued upon conversion is determined by dividing $10,000 by the lower of (i) $3.3625 or (ii) 85% of the average closing bid price of the Company's Common Stock over the five trading-day period immediately preceding voting. For Series A and the lower of (i) $1.83661 or (ii) 85% of the average closing bid price of the Company's Common Stock over the seven trading-day period immediately preceding voting.

    With respect to election of directors, assuming a quorum is present, the six candidates receiving the highest number of votes are elected. To approve the amendment to the 1990 Stock Option, assuming a quorum is present, the affirmative vote of a majority of the shareholders represented and voting at the meeting is required. To approve the amendments to Certificate of Incorporation changing the Company's name and increasing the authorized number of shares, the affirmative vote of a majority of all outstanding shares is required. A quorum is the presence in person or by proxy of shares representing a majority of the outstanding shares of Common Stock.

                              STOCK OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding ownership of the Common Stock of the Company as of August 8, 1996 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each director or nominee of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company as of March 31, 1996 whose salary and bonus for the year ended March 31, 1996 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable, except as otherwise indicated below.



                                             Amount of
                                           Beneficial         Percentage of
                Name*                     Ownership (1)           Shares
                 -----                     -------------       -------------
              Louis J. Tedesco                      -                 -

              Leo L. Azure, Jr.             3,655,117                9%

              Edgar S. Brower                       -                 -

              Edward J. O'Sullivan            200,000                **

              Douglas R. Rogers                     -                 -

              Steve Sarich, Jr.               843,568                2%

              Dan E. Steigerwald               32,250                **

              Theodore M. Gurr              2,023,199                5%

              Roy V. Sutton                   200,100                **

              All officers and directors
              as a group (10 persons)       6,954,234               17%



*The address of each of the directors or executive officers is c/o Omega Environmental, Inc., 19805 North Creek Parkway, P.O. Box 3005, Bothell, Washington 98041-3005.

**  Percentage of shares is less than 1%.

(1) Including stock options exercisable on or within 60 days after August 8, 1996.

                                ELECTION OF DIRECTORS

    Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and shall qualify. The Board of Directors nominees are the six individuals named below, all of whom currently serve as the Board of Directors. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named in the table below. Although the Board of Directors does not anticipate that any nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate. There is no cumulative voting for the Board of Directors.

    The following table sets forth information with respect to nominees:


                                                                                      DIRECTOR
      NAME                        AGE              PRINCIPAL OCCUPATION                SINCE
       ----                      ----               --------------------              ------
    Louis J. Tedesco             56     Chairman of the Board of Directors,
                                         President and Chief Executive Officer
                                         of the Company                               1995
    Leo L. Azure, Jr.            57     Director and Chairman Emeritus of the Board
                                          of Directors of the Company                  1990
    Edgar S. Brower              66     Chairman of the Board of Directors,
                                          President and Chief Executive Officer of
                                          Pacific Scientific Company                   1995
    Edward J. O'Sullivan         52     President of Pacific Centers, Inc.             1990
    Douglas R. Rogers            67     Business Consultant                            1995
    Steve Sarich, Jr.            75     President of 321 Investment Company, C.S.S.    1991
                                         Management Company and Arctic Ventures

    Mr. Tedesco became President, Chief Executive Officer and a director of the Company in October 1995 and Chairman of the Board of Directors in August 199?. From May 1989 to October 1995, he was President and Chief Executive Officer of Energy America Incorporated, an energy and environmental services company. From April 1988 to April 1989, he was a Director of Shielding Systems Corporation and President of its Ray Proof operations, a manufacturer of engineered products for the electromagnetic compatibility industry. From September 1985 to April 1988, he was President and CEO of Dravo Engineering Companies Inc. and Corporate Senior Vice President and Group Executive of Dravo Corporation, responsible for all engineering and construction functions. From August 1981 to September 1985 he was with Fluor Corporation, becoming a Vice President and General Manager, Fluor Engineers Inc.

    Mr. Azure was Chairman of the Board of Directors of the Company since its organization in September 1990 through August 1996 except from October 1995 through April 1996, at which time he served as Chairman of the Executive Committee of the Board of Directors. He served as Chief Executive Officer of the Company from September 1990 to June 1991 and between March 1992 and September 1993. Mr. Azure was Chief Executive Officer and Chairman of the Board of Directors of Pacer Cats Corporation (formerly, Pacer Corporation) from June 1982 to March 1992; and during all or part of such period he also served as Chairman of the Board of Directors of VoiceCom Systems, Inc. He was also a director of United Tote, Inc., from 1988 to 1992 and a founder and director of Wall Data Incorporated from November 1982 to 1986. Pacer Cats Corporation is a manufacturer of electronic point of sale devices, which went public in 1985 and in 1988 was sold to a subsidiary of Wembley Plc of Great Britain. VoiceCom Systems is an international voice messaging company. United Tote, Inc. is a public company that is a manufacturer of electronic gaming totalizers. Wall Data is a computer software manufacturer. Mr. Azure is a member of several business and professional associations, including the American Electronics Association in which he has served as national director and as chairman of its Washington State chapter.

    Mr. Brower has been Chairman of the Board of Directors, President and Chief Executive Officer of Pacific Scientific Company (NYSE:PSX) since he joined the Company in 1985. Pacific Scientific designs, manufactures and markets electrical and safety equipment. From 1977 to 1985 he was with Allied Corporation where his last position was Corporate Group Vice President and President of the Electronic Components Company. From 1972 to 1976 he was Assistant Postmaster General during the Nixon and Ford Administrations. Prior to that, he was President and Chief Executive Officer of Recognition Terminals, Inc., a subsidiary of Irving, Texas-based Recognition Equipment Inc. Mr. Brower has an Industrial Engineering degree from the University of Southern California and is a California Registered Professional Engineer.

    Mr. O'Sullivan became a director of the Company in November 1990. He has been President of Pacific Centers, Inc. since 1985. In 1978 he founded the predecessor to Omega Services (formerly O'Sullivan Omega, Inc., "O'Sullivan"), which assets were acquired by the Company in 1991, and was the predecessor's President from 1978 to 1991 and was O'Sullivan's Chairman of the Board of Directors from 1978 to 1995. Prior to the acquisition of O'Sullivan, the predecessor spun off its non-petroleum related business assets to a new entry, Shamrock Construction, Inc., which was subsequently sold by Mr. O'Sullivan. Mr. O'Sullivan has served on the State of Washington Department of Ecology Underground Storage Tank Advisory Committee and on the Executive Committee of the Washington Chapter of the Associated General Contractors of America.

    Mr. Rogers became a director of the Company in October 1995. Over the last four years, he has been a business consultant. He was President and Chief Executive Officer of ECOVA Corporation, a technology venture capital corporation, from 1989 to 1991. For twenty-eight years prior to 1989, Mr. Rogers was with Arthur Young & Company (now Ernst & Young) where he was Managing Partner of both the Seattle and Anchorage offices and was also responsible for the consulting practices in three other offices. He is a certified public accountant (inactive) and a registered professional engineer.

    Mr. Sarich became a director of the Company in 1991. He is President of several companies, including the following: 321 Investment Company (since April
1973), Arctic Ventures (since April 1979) and C.S.S. Management Company (since August 1979). 321 Investment Company is an investment company. Arctic Ventures is in the commercial fishing business. C.S.S. Management Company holds certain rights to technologies for extracting precious metals from arsenic ores, and owns a gold and silver mining operation and mill in Baring, Washington. Mr. Sarich is also on the board of directors of several companies, including Trace Athletics, Flow Scan Instrument Company, Wall Data Incorporated, Life Medical Technologies, CYCLOPPS (The Ozone Co.), Multiple Zones International, Racer Mate and Back Technologies. He was a principal or on the Board of Directors of the following companies: Costco, Physio Control, Intermec Corporation, and Pacer Cats Corporation.



                    INFORMATION CONCERNING THE BOARD OF DIRECTORS
                            AND CERTAIN COMMITTEES THEREOF

    The Board of Directors has an Audit Committee and a Compensation Committee, but it does not have a Nominating Committee. The functions of the Audit Committee include recommending to the Board of Directors the independent auditors; reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit; reviewing the adequacy of accounting and financial controls; reviewing the independence of the independent auditor; and as deemed appropriate, to undertake special assignments. The members of the Audit Committee during 1996 were Douglas R. Rogers - Chairman, Edgar S. Brower and Steve Sarich, Jr. The Audit Committee held one meeting during the last fiscal year.

    The members of the Compensation Committee during 1996 were Edgar S. Brower Chairman, Leo L. Azure, Jr. and Edward J. O'Sullivan. The functions of the Compensation Committee are to approve or recommend the approval to the Board of Directors of the compensation and remuneration arrangements for directors and senior management. The Compensation Committee held two meetings during the last fiscal year.

    The Board of Directors held a total of five meetings during the fiscal year ending March 31, 1996. Each Director attended more than 75% of the aggregate number of meetings of the Board and the committees on which he served.

                                  EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

    The executive officers of the Company are as follows:



    NAME                     AGE              POSIION
    ----                    ----              -------

    Louis J. Tedesco         56      President and Chief Executive Officer

    Jeffery B. Weinress      49      Executive Vice President

    Dan E. Steigerwald       54      Chief Financial Officer

    Theodore M. Gurr         51      President, Environmental Services Division

    Roy V. Sutton            51      President, Petroleum Services Division

    For the biography of Mr. Tedesco, see "Election of Directors."

    Mr. Weinress joined the Company in January 1996 as Executive Vice President and has over 20 years of experience in administration, financial management and development of professional service companies. Prior to joining Omega, he was Chief Financial Officer of Energy America from 1987 to 1995 and Chairman of ENV America, its environmental service affiliate, from 1992 to 1995. His previous experience includes serving as Managing Director for First Interstate Cogeneration Capital Associates and Vice President of Bank of America. Mr. Weinress received his BA in Economics from Dartmouth College, his MBA in finance from Harvard Business School, his MA from Harvard University with additional graduate work at Princeton University, University of Edinburgh and University of California at Los Angeles.

    Mr. Steigerwald joined the Company in November of 1994 as the Chief Financial Officer. From 1992 through November of 1994 he was active as a private investor. From 1978 to 1992 he served in various financial management positions with Smith International, Inc. rising to Vice President and Chief Financial Officer. Prior to 1978 he served as Director of Financial Planning at Rockwell International Corporation; Corporate Controller at Hovermarine Corporation; and Senior Accountant/Manager Consultant in Ernst & Young's Portland, Maine office. Mr. Steigerwald is a CPA and earned a Masters of Business Administration degree from the Amos Tuck School of Business at Dartmouth College and a Bachelor of Science from Pennsylvania State University.

    Mr. Gurr has over 25 years experience as a registered professional geologist in Florida, Georgia, North Carolina and South Carolina. In 1983 he founded and served as President of Gurr & Associates, Inc., an environmental consulting firm, which subsequently merged with Omega in November 1994. Prior to this, as a partner at Dames & Moore, an environmental consulting firm, he opened and managed the Lakeland office for five years. He has also served as the senior mines planner for Mobil in central Florida, and International Minerals Corporation. He served as secretary of the Petroleum Efficiency Task Force (PETF) selected by the governor and was selected to sit on the 1995 Florida petroleum UST Legislative Advisory Workgroup.

    Mr. Sutton has 30 years experience in the petroleum equipment industry. He worked nine years with Petroleum Engineering, Inc. as operations manager. He acquired W.B. Goode Company, Inc. in 1977 and merged with Omega in September 1993. He is past president of The Petroleum Equipment Institute, the international trade association representing petroleum equipment distributors, manufacturers, and affiliates. He is the current president of the Virginia Association of Petroleum Equipment Contractors.

                       EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation for the fiscal years indicated of the Chief Executive Officers of the Company and the four other most highly compensated executive officers of the Company as of March 31, 1996 whose total salary and bonus for the year ended March 31, 1996 exceeded $100,000, for services in all capacities to the Company and its subsidiaries or divisions during such fiscal year.

                              SUMMARY COMPENSATION TABLE


                                                                            Long Term
                                                                         Compensation
                                    Annual Compensation                     Awards
                            ----------------------------------------     ------------
Name                                                         Other        Securities
and                                                         Annual        Underlying       All Other
Principal                  Fiscal      Salary    Bonus   Compensation       Options/    Compensation
Position                   Year          $          $        ($)(1)         SARs(#)          ($)
- -------------------------- ------     --------    -----   ------------   ------------    ------------
Leo L. Azure, Jr.           1996       100,000      -        15,201(2)           -             -
Chariman of the Board of    1995       114,231      -           -                -             -
Directors                   1994       150,000      -           -                -             -

Louis J. Tedesco(3)         1996        80,525    25,000        -             330,000          -
Chief Executive Officer
and President

David C. Kravitz            1996       140,000      -           -              -         170,967(4)
Former Chairman of the      1995       140,000      -           -              -             -
Board, Chief Executive      1994       143,462      -           -              -         100,000(5)
Officer and President

Dan E. Steigerwald(6)       1996       137,877    10,000        -            150,000           -
Chief Financial Officer     1995        41,038      -           -            125,000           -

Theodore M. Gurr(7)         1996       302,000      -           -            108,000           -
President of Environmental  1995       100,667      -           -            108,000           -
Services Division

Roy V. Sutton(8)           1996        225,921      -           -            250,000           -
President of Petroleum      1995       225,922      -           -                -             -
Services Division           1994       112,500      -           -            250,000           -

- --------------------------

(1) The total amount of personal benefits paid to each named executive officer is less than the lesser of (i) $50,000 or (ii) 10% of the total reported salary and bonus for such individual for each such respective fiscal year, except Mr. Azure in 1996.

(2) The Company pays for certain of Mr. Azure's auto expenses and life insurance premiums.

(3) Mr. Tedesco became Chief Executive Officer and President in October 1995. Amounts exclude temporary living expenses paid by the Company.

(4) Mr. Kravitz became Chairman of the Board of Directors in October 1995 and resigned in March 1996 from all positions with the Company. In accordance with Mr. Kravitz's separation package, the Company paid him $140,000 severance and is providing health insurance benefits through March 31, 1997. The Company accelerated the vesting of 125,000 stock options under the 1990 Stock Option Plan with an exercise price of $3.25. Mr. Kravitz is vested in a total of 263,089 stock options which expire March 31, 1997. Omega has conditionally agreed to forgive his $227,703 note and interest payable to the Company over 10 years beginning March 31, 1996 and pay him ten annual payments of $8,197.

(5) The Company reimbursed Mr. Kravitz $100,000 for relocation and other expenses relative to the Company's request for Mr. Kravitz's relocation to the Seattle metropolitan area.
(6) Mr. Steigerwald became the Chief Financial Officer in November 1994. In 1996, Mr. Steigerwald was granted 25,000 additional stock options and stock options granted in 1995 were repriced from $5.8125 to $3.625. The table excludes $35,754 for reimbursement of Mr. Steigerwald's relocation expenses relative to the Company's request for Mr. Steigerwald's relocation to the Seattle metropolitan area.
(7) Mr. Gurr joined the Company in November 1994 in connection with the acquisition of Gurr & Associates, Inc. In 1996, Mr. Gurr's stock options granted in 1995 were repriced from $5.81 to $3.625. Amounts exclude salary and stock options for Mr. Gurr's spouse, a former employee of the Company.
(8) Mr. Sutton joined the Company in September 1993 in connection with the acquisition of W. B. Goode Company, Inc. In 1996, Mr. Sutton's stock options granted in 1994 were repriced from $9.5625 to $3.625.

    The following table provides certain information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1996 to the persons named in the Summary Compensation Table:


                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------
                          Number of                                                    POTENTIAL REALIZABLE
                          Securities                                                     VALUE OF ASSUMED
                          Underlying      % of Total                                      ANNUAL RATES OF
                           Options/      Options/SARs                                       STOCK PRICE
                             SARs         Granted to    Exercise or                       APPRECIATION FOR
                           Granted       Employees in    Base Price   Expiration           OPTION TERM (1)
                                                                                       -----------------------
Name                      (#)(2)(8)        Fiscal Year    ($/Sh)        Date(3)        5% ($)       10% ($)
- --------------------------------------------------------------------------------------------------------------
Leo L. Azure, Jr.                -              -              -              -              -              -
Louis J. Tedesco(4)        330,000             7%        3.59357        10/5/05       $745,792     $1,889,984
David C. Kravitz                 -              -              -              -              -             -
Dan E. Steigerwald(5)      125,000                         3.625       11/07/04       $261,230     $  649,459
                  (4)       25,000                       3.59357       10/13/05         56,499        143,181
                           -------                                                    --------     ----------
                           150,000             3%                                     $317,729     $  792,640
Theodore M. Gurr(6)        108,000             2%          3.625       11/18/04       $228,419     $  569,340
Roy V. Sutton(7)           250,000             5%          3.625        9/30/03       $449,126     $1,083,221
- --------------------


(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(2) Options granted in 1996 were without SARs. Amounts include options granted in prior fiscal years which were repriced during fiscal 1996.
(3) Stock option grants expire in ten years from date of grant.
(4) Represents an assumed market price per share of Common Stock of $5.854 at 5% and $9.321 at 10%.
(5) Represents an assumed market price per share of Common Stock of $5.715 at 5% and $8.821 at 10%.
(6) Represents an assumed market price per share of Common Stock of $5.422 at 5% and $7.958 at 10%.
(7) Represents an assumed market price per share of Common Stock of $5.740 at 5% and $8.897 at 10%.
(8) On May 16, 1996, the Company granted Mr. Tedesco 240,000 additional stock options and Mr. Steigerwald 150,000 additional stock options, both with an exercise price of $2.625 expiring on May 16, 2006. Additionally, on May 16, 1996, the Company replaced Messrs. Sutton and Gurr's stock options with options at an exercise price of $2.625 expiring on May 16, 2006. Mr. Sutton's new options were increased to 300,000, 200,000 of which are fully vested with the remaining 100,000 vesting 25% annually over four years.
    Mr. Gurr's new options are 25% vested with remaining balance vesting at 33% annually over three years.

    The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1996, and unexercised options held as of March 31, 1996, by the persons named in the Summary Compensation Table:

                  AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION/SAR VALUES


                                                                  Number of
                                                                Securities          Value of
                                                                Underlying          Unexercised
                                                                 Unexercised      In-the-Money
                                                               Options/SARs        Options/SARs
                                                                at FY-End (#)    At FY-End($)(1)

                            Shares Acquired   Value Realized   Exercisable/        Exercisable/
Name                        on Exercise (#)        ($)          Unexercisable     Unexercisable
- -------------------------  ----------------  ---------------- -----------------  ----------------
Leo L. Azure, Jr.                 -                 -                -                     -
Louis J. Tedesco                  -                 -              0 / 330,000           0 / 0
David C. Kravitz                40,399            80,626     263,089 / 0                 0 / 0
Dan E. Steigerwald                -                 -         31,250 / 118,750           0 / 0
Theodore M. Gurr                  -                 -              0 / 108,000           0 / 0
Roy V. Sutton                     -                 -              0 / 250,000           0 / 0


 (1)  Based on a market price of $2.7188 per common share.


    The following table provides certain information regarding the repricing of options to executive officers of the Company since formation of the Company.

                           TEN YEAR OPTIONS/SAR REPRICINGS




                                     Number of
                                    Securities                                            Length of Original
                                    Underlying  Market Price at   Exercise Price                Option Term
                                   Options/SARs     Time of         at Time of       New    Remaining at Time
                                   Repriced or   Repricing or      Repricing or   Exercise   of Repricing or
     Name                 Date       Amended (#)  Amendment ($)   Amendment ($)  Price ($)      Amendment
- ---------------------  ----------- ------------ ---------------- --------------- ---------- ----------------
Dan E. Steigerwald       6/29/95      125,000        3.625           5.8125        3.625     9 yrs. 4 months
Theodore M. Gurr(2)      6/29/95      108,000        3.625           5.81          3.625     9 yrs. 5 months
Roy V. Sutton(1)         6/29/95      250,000        3.625           7.51          3.625     8 yrs. 3 months
George Blackstone(3)     6/29/95      150,000        3.625           9.5625        3.625     8 yrs. 5 months


    (1) On May 16, 1996, Mr. Sutton's stock options were replaced with options with an exercise price of $2.625 expiring on May 16, 2006. Mr. Sutton's new options were increased to 300,000, 200,000 of which are vested with the remaining 100,000 vesting 25% annually over four years.
    (2) On May 16, 1996, Mr. Gurr's options were replaced with options ith an exercise price of $2.625 expiring on May 16, 2006. Mr. Gurr's new options are 25% vested with the remaining balance vesting at 33% annually over three years.
    (3) Mr. Blackstone was an executive officer of the Company through bruary 1995 and resigned in January 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has established a Compensation Committee. During the fiscal year ended March 31, 1996, the Compensation Committee of the Board of Directors determined compensation for the executive officers of the Company.
The Compensation Committee currently consists of Mr. Edgar S. Bower, Chairman, Mr. Leo L. Azure, Jr., Chairman of the Board of Directors and Mr. Edward J. O'Sullivan. Mr. David C. Kravitz was a former member of the Board of Directors and Chief Executive Officer and President of the Company.
Mr. Edward J. O'Sullivan is a member of the Board of Directors and former Chairman of the Board of Directors at Omega Services, a former subsidiary of the Company. Ms. Sonja G. Decker, a former employee of the Company, joined the Board of Directors in April 1995 and resigned in September 1995, and did not participate in the Compensation decisions for the last fiscal year.


REPORT OF THE COMPENSATION COMMITTEE

    The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the performance graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402 (a) (9).

    During the last fiscal year, the Company had a Compensation Committee. The Compensation Committee currently consists of Mr. Edgar S. Brower, Chairman, Mr. Leo L. Azure, Jr. and Mr. Edward J. O'Sullivan.

    The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to the compensation of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels and stock option grants under the 1990 Stock Option Plan.

COMPENSATION POLICIES AND PHILOSOPHY
    The Company's executive compensation policies are being designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and shareholder value and to reward individual performance. The Company intends to use a combination of base salary, cash bonuses and stock options to achieve these objectives.

    The Compensation Committee will consider a number of factors which will include the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Compensation Committee and the Board of Directors will evaluate corporate performance by looking at factors such as performance relative to success of the Company in meeting its financial objectives. The Compensation Committee and the Board of Directors will also review the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills and the ability to work with others toward the achievement of the Company's goals.

COMPONENTS OF COMPENSATION
    Executive officer salaries are established in relation to a range of salaries for comparable positions in companies of comparable size and complexity. The Company seeks to pay salaries to executive officers that are commensurate with the qualifications, duties and responsibilities that are competitive in the marketplace. In making its annual salary recommendations, the Compensation Committee or Board of Directors will look at the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executive officers' performance of their individual responsibilities.

    Executive officer cash bonuses may be used to provide executive officers with financial incentives to meet annual performance targets of the Company. Performance targets and bonus recommendations for executives may be prepared by the Compensation Committee or the Board of Directors, reviewed and, when appropriate, will be revised by the Compensation Committee or the Board of Directors. Personal goals and bonus recommendations for the principal executive officers will be recommended by the Compensation Committee or the Board of Directors.

    The Compensation Committee and the Board of Directors believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the interests of shareholders. Upon hiring executive officers, the Compensation Committee or the Board of Directors will typically recommend stock option grants to the officers under the 1990 Stock Option Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee will consider awarding additional grants, usually on an annual basis, under the Stock Option Plan. The Compensation Committee or the Board of Directors believes that these additional annual grants will provide incentives for executive officers to remain with the Company. Incentive options will be granted at the current market price of the Common Stock and non-incentive options can be granted at 85% of such value. Consequently stock options will have the value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial grant will usually be determined based upon prior grants to executive officers. In determining the size of the periodic grants, the Compensation Committee or Board of Directors will consider prior option grants to the executive officer, the executive's performance during the current fiscal year, and his or her expected contributions during the succeeding fiscal year.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
    The Compensation Committee or the Board of Directors will annually review the performance of the Chief Executive Officer of the Company, as well as other executive officers of the Company. The Compensation Committee or Board of Directors will consider the above factors as well as the overall performance of the Company and overall shareholder return in structuring compensation to the Chief Executive Officer. Currently, the Chief Executive Officer's salary is set by agreement with him when he joined the Company.

REPRICING OF OPTIONS
    In June 1995, due to a decline in the price of the Company's Common Stock, the Company repriced certain outstanding stock options, including those granted to Mr. Steigerwald. In May 1996, the Company repriced certain outstanding stock options due to a decline in the price of the Company's Common Stock and also restructured certain stock options, including those granted to Messrs. Gurr and Sutton. In May 1996, the Company also granted new stock options at the same price as the repriced options to Messrs. Tedesco, Steigerwald, Weinress and Sutton. The repriced and new options were granted to provide incentives for executive officers. The repriced and restructured options will better serve this purpose by reflecting the current market price than the option prices that previously existed.

                             Respectfully submitted by the Board of Directors:

                             Edgar S. Brower, Chairman
                             Leo L. Azure, Jr.
                             Edward J. O'Sullivan

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Stock Market - US and a Peer Group Index for the period commencing July 11, 1991 (the date trading of the Company's Common Stock commenced on the NASDAQ in connection with the Company's initial public offering) and ending on March 31, 1996. The data set forth below assumes the value of an investment in the Company's Common Stock and each Index was $100 on July 11, 1991.

                              COMPARISON OF TOTAL RETURN
                        SINCE THE INITIAL PUBLIC OFFERING OF
                              OMEGA ENVIRONMENTAL, INC.

                       OMEGA
                   ENVIRONMENTAL          NASDAQ              PEER
                        INC.         STOCKMARKET-US          GROUP
                   -------------     --------------          ------

7/11/91                 100               100                  100
3/92                    200               126                   70
3/93                    388               144                   48
3/94                    658               156                   46
3/95                    283               173                   21
3/96                    179               235                   28


The Peer Group Index consists of Matrix Service Company, NDE Environmental Corporation, Ryan Murphy, Inc., Sevenson Environmental Services, and Tanknology Environmental, Inc. In calculating cumulative total shareholder return, reinvestment of dividends, if any, was assumed, and the returns of each member of the Peer Group Index are weighted for market capitalization.

COMPENSATION OF DIRECTORS

    The Company currently pays its outside directors $12,000 annually and reimburses the directors for their travel expenses to the meetings. In fiscal year 1996 Steve Sarich, Jr., Edward J. O'Sullivan, Edgar S. Brower and Douglas
R. Rogers were each granted ten-year non-qualified stock options for 50,000 shares at $3.6250, the fair market value of the Common Stock on that date, vesting over four years.

EMPLOYMENT ARRANGEMENTS

    Mr. Tedesco has an employment arrangement with the Company wherein if he is terminated for other than cause, he will receive one year's salary which is currently $190,000.

    In connection with the acquisition of Gurr & Associates, Inc., Mr. Gurr has an employment contract with the Company through November 1997. If his employment is terminated for other than cause, Mr. Gurr would be entitled to his salary through November 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

    Mr. Kravitz exercised employee stock options to purchase 40,399 shares of the Company's Common Stock in April 1995 and filed the Report of Changes in Ownership with the SEC in July 1995.


CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS

    In connection with Mr. Kravitz's relocation to the greater Seattle area and his exercise of warrants, the Company loaned him $220,000 in August 1993, bearing interest at the rate of 6% per annum, payable annually. In 1996, as part of Mr. Kravitz's severance package, the Company agreed to conditionally forgive the loan and unpaid interest totaling $227,703 over ten years beginning March 31, 1996.

    In accordance with the Gurr & Associates, Inc. acquisition agreement, the Company issued 1,204,949 common shares to Mr. Gurr in November, 1994 and 1,273,750 additional common shares in November, 1995 because the aggregate market value of the Company's stock given as consideration at closing did not exceed $10,000,000 for at least 30 consecutive trading days prior to November 18, 1995.

    In fiscal 1995, the Company loaned Mr. Gurr $500,000, bearing interest at 8.5% per annum, payable annually and maturing in May 1996. The note receivable is collateralized by 100,000 shares of the Company's Common Stock owned by Mr. Gurr. Payment of the note and accrued interest was extended to November 1997.

    As of March 31, 1995, the Company had a receivable from Mr. Sutton related to the acquisition of W.B. Goode Company, Inc. ("Goode") for $1,274,298. In April and May 1995, Mr. Sutton repaid this balance in full. Additionally, in connection with the Goode acquisition agreement, the Company paid Mr. Sutton $157,671 in cash because the aggregate market value of the Company's Common Stock given as consideration at the closing was less than the amount guaranteed.

    Mr. Sutton owns part of a business that supplies island forms to the Company. Mr. Sutton is not involved in the day-to-day management of that business and purchases made by the Company, which are minor, are at competitive prices.

    The Company leases warehouse and office facilities and an airplane from the related parties below. Based on its research of the leasing markets, the Company believes the terms of these leases are no less favorable than could be obtained from unaffiliated third parties.

    - Mr. O'Sullivan leases an office facility in Portland, Oregon to a division of the Company through August 1997, for approximately $32,000 per year. In June 1996, Mr. O'Sullivan sold this office facility to an unrelated third party.
    - Mr. Sutton leases two office/warehouse facilities located in Richmond and Roanoke, Virginia the Company through July 2000 and December 2001, respectively, for approximately $96,000 per year.
    - The Company leases an airplane from Mr. Gurr for approximately $63,000 per year. In July 1996, the Company canceled this lease with Mr. Gurr.
    - Beginning October 1995, Mr. Gurr leases an office facility in Lakeland, Florida to the Company on a month-to-month basis. In 1996, the Company paid Mr. Gurr approximately $152,000 for rental of this facility. The Company is currently negotiating a long-term arrangement for this facility.

                      AMENDMENTS TO CERTIFICATE OF INCORPORATION

    On July 18, 1996, the Company's Board of Directors unanimously approved amendments to the Company's Certificate of Incorporation, subject to shareholder approval, changing the corporate name to "Omega America, Inc." and increasing the authorized number of shares of the Company's $0.0025 per value Common Stock from 60,000,000 shares to 100,000,000 shares. If these amendments are approved no change will occur with regard to the outstanding shares of this Company's Common Stock as of the Record Date.

CORPORATE NAME CHANGE

    The Company's Board of Directors has approved a proposal to change the Company's Corporate name to "Omega America, Inc.". Management of the Company believes that the name change more adequately reflects the Company's current operations and emphasis rather than that reflected by the current name.

    The Company was organized in September 1990 to become the first national turnkey provider of products and services to owners of underground storage tank systems which are subject to increasing regulations from the U.S. Environmental Protection Agency, as well as state and local regulatory agencies. Over the last year, the Company has been placing increasing emphasis on offering its products and services to national clients with multiple sites located in diverse geographical areas. As an essential part of the market-driven strategy, the Company is also placing greater emphasis on its ability to provide after-sale service of the increasingly complex equipment being installed in service stations and convenience stores.

    Finally, another entity with a name similar to the Company's current name has threatened to sue the Company for trademark infringement if the Company does not change its corporate name. The proposed name change will reduce the Company's exposure to this potential lawsuit.

    For the above reasons, the Company believes that it is in the best interests of the Company to change its corporate name to Omega America, Inc.

INCREASE IN AUTHORIZED COMMON STOCK

    As of July 23, 1996, 43,272,103 shares of Common Stock were outstanding and the Company had options or warrants outstanding to purchase an additional 1,122,234 shares and additional 7,554,117 shares were reserved for issuance under employee benefit plans. Therefore, the Company has 51,948,454 shares outstanding and reserved for issuance and an indeterminate number of shares which underlie certain convertible preferred stock.

    In the last several years the Company has issued a substantial number of shares of Common Stock in connection with raising funds and acquisitions. It is possible that substantial additional shares could be issued in connection with future financings or acquisitions. Shares have been and will continue to be issued in connection with employee benefit plans including the 1990 Stock Option Plan.

    The Board of Directors of the Company believes that by increasing the authorized number of shares of Common Stock the Company will have greater flexibility in structuring any future financings or acquisitions. At the present time, the Company is not contemplating any future financing, nor has the Company reached any understanding or agreement to acquire any other company.

    If the proposed amendment to increase the authorized stock is approved, the Board of Directors of the Company could in the future issue shares of Common Stock without submitting such issuances to the vote of the stockholders, unless stockholders' vote is required by the Delaware Corporations Code or any stock exchange where the Company's stock may be traded, including the Nasdaq National Market System. Future issuance of Common Stock would dilute a stockholder's proportional interest in the Company since the stockholders of the Company do not have preemptive rights.

    Holders of Common Stock are entitled to receive such dividends as may be declared from time-to-time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment in full of creditors and holders of preferred stock, if any. The shares of Common Stock have no preemptive rights or other rights to subscribe for additional securities and are not subject to redemption.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of all outstanding shares of Common
Stock of the Company present and voting, either in person or by proxy, is required to approve the amendments to the Company's Certificate of Incorporation. Abstentions and broker non-voted will each be counted as present for purposes of determining the presence of a quorum. Abstention and broker non-votes will have the same effect as a negative vote.

    The Board of Directors believes that the proposed amendments to the Certificate of Incorporation are in the best interest of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANAMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS OF THE CERTIFICATE OF INCORPORATION.

                     PROPOSAL TO INCREASE THE SHARES RESERVED FOR
                      ISSUANCE UNDER THE 1990 STOCK OPTION PLAN

GENERAL

    The 1990 Stock Option Plan, as amended, (the "Plan") provides for the grant of incentive stock options and non-qualified stock options. As of June 30, 1996, there were no shares of Common Stock available for future option grants under the Plan, options for 3,247,589 shares were outstanding under the Plan and options for 752,411 shares had been exercised under the Plan. The Board of Directors has amended the Plan, subject to shareholder approval, to increase the shares available for issuance thereunder from 4,000,000 to 5,000,000 shares.

    The Board of Directors believes that the approval of the amendment to the Plan is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options is an important factor in attracting, motivating, and retaining qualified personnel essential to the success of the Company. The need for additional options under the Plan is also a result of the Company's expansion of the number of employees.

    The following table sets forth grants of stock options received under the Plan during the fiscal year ended March 31, 1996 by: (i) the Chief Executive Officers of the Company and the other executive officers of the Company as of March 31, 1996 whose total salary and bonus for the year ended March 31, 1996 exceeded $100,000; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all officers who are not executive officers as a group. Grants under the Plan are made at the discretion of the Board of Directors. Accordingly, future grants under the Plan are not yet determinable.

                                  NEW PLAN BENEFITS
                                1990 STOCK OPTION PLAN

Name and Position                Number of Shares(3)       Exercise Price
                                                           (per share)

Leo L. Azure, Jr.
Chairman of the Board of Directors              -              -

Louis J. Tedesco
Chief Executive Officer and President       330,000     $3.59357

David C. Kravitz
Former Chief Executive Officer and
President                                      -              -

Dan E. Steigerwald
Chief Financial Officer                     25,000      $3.59357

Theodore M. Gurr
President, Environmental Services Division      -              -

Roy V. Sutton
President, Petroleum Services Division          -              -

All Executive Officers (6 persons)          505,000     $2.8125 to $3.59357

All Directors(1)(2) (4 persons)                 -              -

All Employees(1) (92 persons)               563,000     $2.8125 to $3.6250

- -----------------------

(1)Excluding executive officers of the Company.

(2)Messrs. Edgar S. Brower, Edward J. O'Sullivan, Douglas R. Rogers and Steve Sarich, Jr., as non-employee directors, were not eligible to participate in the Plan pursuant to the terms of the Plan, as amended.

(3)On May 16, 1996, Messrs. Tedesco, Weinress and Steigerwald were granted a total of 540,000 additional stock options under the Plan with an exercise price of $2.625.

SECURITIES SUBJECT TO THE PLAN

    The Plan, as amended, authorizes the issuance thereunder of 5,000,000 shares of the Company's Common Stock. The Plan provides that in the event of any change in the number of outstanding shares of the Company's Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares, or other similar transactions, appropriate adjustment will be made in the number and kind of shares to which outstanding options relate and in the exercise price per share. In the event of liquidation or dissolution, or a corporate reorganization, merger or consolidation, or upon the sale of substantially all of the assets of the Company or of more than 80% of the outstanding stock of the Company to another corporation, if the Company is not the survivor and the successor does not agree to continue the Plan or to provide a substitute plan, the options become fully exercisable and terminate thirty days prior to the consummation of any such event.

TERMS AND CONDITIONS OF THE OPTIONS

    Incentive options issued to employees under the Plan expire in all instances not more than ten years after the date of grant (five years if the optionee at the time of grant owns or is considered to own more than 10% of the outstanding Common Stock). Non-qualified options issued to employees under the Plan shall expire not more than ten years from the date of grant.

    The exercise price for shares to be issued to an employee is determined on the date the option is granted by the Board of Directors or a Stock Compensation Committee appointed by the Board of Directors, but in no case may a non-qualified option be exercisable for less than 85% of the fair market value (as defined in the Plan) of the Common Stock on the date of the grant. For incentive stock options, the exercise price will be not less than 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value if the optionee at the time of grant owns or is considered to own more than 10% of the outstanding Common Stock). The exercise price is payable in full in cash when the option is exercised. The exercise price may be paid, at the discretion of the Board of Directors, or the Stock Option Committee, in shares of Common Stock of the Company. Upon the exercise of an option, an optionee may be required to pay an amount equal to any applicable federal, state and local withholding taxes.

    Options granted under the Plan are not transferable or assignable other than by will or the laws of descent and distribution. Except as may be otherwise provided for in non-qualified options, if an optionee ceases to be employed by the Company for any reason other than death or permanent disability, the option expires on the earlier of three months from the date of termination of employment or expiration of the term of the option. During the period between termination of the optionee's employment (including permanent disability) and expiration of the option, the option may only be exercised to the extent that it was exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, the option expires on the earlier of one year from the date of death or permanent disability or expiration of the term of the option. During the period between the optionee's death and expiration of the option, the option may be exercised by the person or persons to whom the optionee's rights under the option have passed by will or by the law of descent and distribution, but only to the extent that it could have been exercised on the date of death. These and other terms and conditions of the options are set forth in a Stock Option Agreement to be executed by each employee at the time an option is granted to such employee or at the time an option is amended.

    At August 8, 1996, the closing bid price of the Common Stock on NASDAQ was $2.125

DURATION OF THE PLAN

    Options can be granted under the Plan through November 12, 2000. The Board of Directors is empowered to terminate the granting of options under the Plan at an earlier date or to amend or otherwise modify the Plan. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not increase the total number of shares to be offered under the Plan without shareholder approval.

ADMINISTRATION OF THE PLAN

    The Board of Directors currently administers the Plan (except for grants to officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, options and the terms thereof can be only granted and decided by the Compensation Committee of two or more disinterested directors not eligible to participate in the Plan or after August 15, 1996 non-employee directors). The Board of Directors or the Compensation Committee, if any, may, subject to the provisions of the Plan, grant to amend options thereunder, establish rules and regulations which it may deem appropriate for the proper administration of the Plan, and interpret and make determinations under the Plan.

ELIGIBILITY

    The persons eligible to receive options under the Plan are "employees" of the Company, as that term is defined in the Plan. An employee who is also a member of the Board of Directors of the Company may be granted options under the Plan. For incentive stock options, no optionee may be granted incentive stock options to purchase more than $100,000 (as of the date of grant) of options that the optionee can first exercise in any one year.

FEDERAL INCOME TAX CONSEQUENCES

    NON-QUALIFIED OPTIONS. Generally, no income will be recognized by an optionee at the time a non-qualified option is granted. At the time of exercise of a non-qualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, unless the recipient is subject to the provisions of Section 16(b) ("Section 16(b)") of the Securities Exchange Act of 1934 (the option holder is an officer, director or more than 10% shareholder). In such a case, ordinary income will be recognized at such time as a sale of the shares at a profit would not subject the optionee to suit under Section 16(b) and will be recognized in an amount equal to the excess of the fair market value of the shares on such date over the exercise price. The optionee may, however, make an election under Section 83(b) of the Code to recognize ordinary income at the time of exercise as if the provisions of Section 16(b) did not apply. The Company will be entitled to a deduction for federal income tax purposes, generally in the year and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of a non-qualified option, provided that the Company makes provision for withholding of income taxes, where applicable.

    An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified option in an amount equal to the difference between the amount realized and the tax basis of such shares, which basis will equal the option price paid, plus the amount included in the employee's income by reason of the exercise of the option. Provided such shares are held as a capital asset, such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

    The Company has the right to deduct from an optionee's other compensation any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any non-qualified option from sums owing to the person exercising the option or, in the alternative, may require the person exercising the option to pay such sums to the Company prior to or in connection with such exercise.

    INCENTIVE STOCK OPTIONS. The Company believes that incentive options granted under the Plan will qualify as incentive stock options within the purview of Section 422 of the Internal Revenue Code of 1986. The following is a summary of the principal federal income tax aspects of incentive stock options.

    For regular income tax purposes, no income will be recognized by an optionee at the time the incentive option is granted, and no income will be recognized by an optionee upon his exercise of the option. If the optionee makes no premature disposition of the shares received upon exercise of the option, he will recognize long-term capital gain or loss when he disposes of the shares and such gain or loss will be measured by the difference between the option price and the amount realized for the shares at the time of disposition. For this purpose a disposition is premature if it occurs within two years after the option is granted, or within one year after the option is exercised.

    If the optionee makes a premature disposition of shares acquired upon exercise of an incentive option, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the option price is exceeded by the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from such disposition. Any gain in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

    The Company will not be allowed a deduction for federal income tax purposes at the time of exercise of an incentive stock option. At the time of any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent that the optionee recognizes ordinary income.

    Upon exercise of an incentive stock option, the excess of the fair market value of the stock over the option prices constitutes an item of tax preferences for purposes of the alternative minimum tax. Whether an optionee will be subject to the alternative minimum tax will depend upon his individual tax circumstances.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of the amendment to the Plan. Abstentions and broker non-voted will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

    The Board of Directors believes that the proposed amendment to increase the shares reserved for issuance under the Plan is in the best interest of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE 1990 STOCK OPTION PLAN.


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                    SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    In order for a shareholders proposal to be included in the Board of Directors' Proxy Statement for the next Annual Meeting of Shareholders, such proposal must be received at 19805 North Creek Parkway, P.O. Box 3005, Bothell, Washington 98041-3005, Attention: Corporate Secretary, no later than the close of business on April 15, 1997.

                                 INDEPENDENT AUDITORS

    KPMG Peat Marwick has been selected as independent auditors for the Company for the current fiscal year. KPMG Peat Marwick does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in KPMG Peat Marwick.

    The Board of Directors of the Company and its Audit Committee have approved KPMG Peat Marwick as its independent auditors. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent auditors.

    Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.


                                    ANNUAL REPORT

    The Company's Annual Report to Shareholders containing its consolidated financial statements for the fiscal year ended March 31, 1996, will be mailed to all shareholders of record on or before August 16, 1996. The Annual Report to Shareholders does not constitute any part of this Proxy Statement. Any Shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.


                 REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

    ANY BENEFICIAL OWNER OF SECURITIES OF THE COMPANY WHOSE PROXY IS HEREBY SOLICITED MAY REQUEST AND RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS THERETO, BUT EXCLUDING
EXHIBITS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.   SUCH REQUEST
SHOULD BE ADDRESSED TO: OMEGA ENVIRONMENTAL, INC., 19805 NORTH CREEK PARKWAY, P.O. BOX 3005, BOTHELL, WASHINGTON 98041-3005, ATTENTION: CHIEF FINANCIAL OFFICER.


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                                    OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                        By Order of the Board of Directors



                        Louis J. Tedesco
                        Chairman of the Board

Bothell, Washington
August 15, 1996


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